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                                                                    EXHIBIT 10.3

                                 PROMISSORY NOTE


MAKER:                           Prime Rate Income & Dividend Enterprises, Inc.

HOLDER:                          Pride, Inc.

FACE AMOUNT:                     $360,000

INTEREST:                        4.25% per annum, simple, payable monthly in
                                 arrears, balance at maturity

NOTE DATE:                       November 12, 2002

MATURITY DATE:                   November 12, 2005


         For value received, Maker, whose business address is at 1401 17th Street, Suite 1150, Denver, CO 80202, promises to pay to the order of Holder, whose business address is at 2525 15th Street, #3H, Denver, CO 80211, the Face Amount of THREE HUNDRED AND SIXTY THOUSAND DOLLARS ($360,000.00), plus simple interest of four and a quarter percent (4.25%) per annum, in installments as described below, with the balance on the Maturity Date indicated above.

         Installments of $10,000 shall be due on the 15th day of each consecutive month until the Maturity Date, with the first installment due December 15, 2002, and the remaining balance shall be due on the Maturity Date.

         All payments made hereunder shall be made in lawful currency of the United States of America on or before 5:00 p.m. M.S.T. on each installment due date at Holder's business address or at such other place as the Holder may designate in writing. All partial payments made hereunder shall be allocated first to accrued but unpaid interest and then to payments of principal remaining outstanding hereunder.

         This Note is secured by Collateral, as defined in a certain pledge agreement of even date herewith by certain pledgors in favor of Holder. In the event of a default on this note, should Holder realize a deficiency from any sale of the Collateral or be unable to liquidate the Collateral after using reasonable efforts to do so, Holder may recover such deficiency, or the full amount due, as the case may be, including costs of collection, from Maker.

         Maker, for itself and for any guarantors, sureties, endorsers and/or any other party now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor, any substitution or release of collateral, any and all other notices and demands whatsoever, all claims for liability against Holder in connection with the declaration of a default hereunder and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after the Maturity Date and any other indulgence and waives all notice thereof. Maker agrees to pay all reasonable costs of collection, including attorneys' fees, disbursement, and costs, paid or incurred by Holder in enforcing this Note on default of the rights and remedies herein provided.

         No delay or failure by Holder in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise thereof, or exercise of any other right, power, privilege or remedy. The rights and privileges provided for hereunder are cumulative and not exclusive.

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         All agreements between Maker and Holder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid, or agreed to be paid to the holder hereof, exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Holder in excess of the maximum lawful amount, the interest payable to the Holder shall be reduced to the maximum amount permitted under applicable law, and if from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. This paragraph shall control all agreements between Maker and the Holder.

         This Note shall be construed under and governed by the laws of the State of Colorado, and any action brought to enforce this Note or resolve any controversy, breach, or disagreement relative to this Note shall be brought only in a court of competent jurisdiction within the State of Colorado. Maker hereby waives all rights to demand a jury trial and consents to the jurisdiction of the courts of Colorado.


PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.


By:
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Its:
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